Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Group Note-Backed Series 2003-12

*CUSIP:	21988G239	Class	A-1
	21988GCS3	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2012.

INTEREST ACCOUNT

Balance as of February 15, 2012		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of August 1, 2012 Call Price received August 1, 2012 upon exercise of Call Warrants by certain of the holders thereof		$792,154.47

LESS:
Distribution of interest to Class A-1 Holders on August 1, 2012	-$	312,401.39
Distribution of interest to Class A-2 Holders on August 1 2012	-$	456,621.52
Distribution to Depositor	-$	0.00
Distribution to Trustee on August 1, 2012	-$	23,131.56

In light of the bankruptcy of Lehman Brothers Holdings Inc. and certain of its affiliates and other adverse market circumstances, the Trustee has withheld amounts to cover expenses and costs and other amounts incurred by the Trustee as a result of the bankruptcy filings and market circumstances.

Balance as of August 1, 2012		$0.00

PRINCIPAL ACCOUNT

Balance as of February 15, 2012		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of August 1, 2012 Call Price received August 1, 2012 upon exercise of Call Warrants by certain of the holders thereof		$12,500,000.00

LESS:
Distribution of principal to Class A-1 Holders on August 1, 2012	-$	12,500,000.00
Distribution of $12,500,000 principal amount of underlying securities to certain Call Warrants Holders on August 1, 2012	-$	0.00
Balance as of August 1, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF August 1, 2012

Principal Amount	Title of Security
$12,500,000	The Goldman Sachs Group, Inc., 6.125% Notes due February 15, 2033
*CUSIP: 38141GCU6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to their correctness. They are included solely for the convenience of the Holders.